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                                                                      EXHIBIT 11


                              DELTA AIR LINES, INC.
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                      FOR FISCAL YEARS ENDED JUNE 30, 1997,
                       1996 AND 1995 (In millions, except
                               per share amounts)

                                                              1997                      1996                      1995
                                                       -----------------         -----------------           ----------------
PRIMARY:

  Weighted average shares outstanding                                 74                         52                        51
  Additional shares assuming
    exercise of stock options                                          1                          -                         -
                                                        ----------------           ----------------          ----------------
      Average shares outstanding as adjusted                          75                         52                        51
                                                        ================           ================          ================

Income before cumulative effect of
   accounting change                                    $            854           $            156                       294
  Preferred dividends series C                                         -                        (74)                      (80)
  Preferred dividends series B                                        (9)                        (8)                       (8)
                                                        ----------------           ----------------          ----------------

Income before cumulative effect of
  accounting change available to primary shares                      845                         74                       206
Cumulative effect of accounting change                                 -                          -                       114
                                                        ----------------           ----------------          ----------------
Net income available to primary shares                  $            845           $             74                       320
                                                        ================           ================          ================

Primary income per common share before
  cumulative effect of accounting change                $          11.30           $           1.42                      4.07
Cumulative effect of accounting change                                 -                          -                      2.25
                                                        ----------------           ----------------          ----------------
Primary income per common share                         $          11.30           $           1.42                      6.32
                                                        ================           ================          ================

FULLY DILUTED:

  Weighted average shares outstanding                                 74                         52                        51
  Additional shares assuming:
   Conversion of series C convertible preferred stock                  -                         17                        17
   Conversion of series B ESOP convertible
    preferred stock                                                    2                          2                         2
   Conversion of 3.23% convertible subordinated notes                  -                          9                        10
   Exercise of stock options                                           1                          -                         -
                                                        ----------------           ----------------          ----------------
      Average shares outstanding as adjusted                          77                         80                        80
                                                        ================           ================          ================

  Income before cumulative effect of
    accounting change                                    $           854           $            156                       294
  Interest on 3.23% convertible subordinated
     notes, net of tax                                                 -                         26                        32
  Additional required ESOP contribution
    assuming conversion of series
    B ESOP convertible preferred stock, net of ta                     (5) x                      (4)                       (5)
                                                        ----------------           ----------------          ----------------
   Income before cumulative effect of
     accounting change available to fully
     diluted shares                                                  849                        178                       321
   Cumulative effect of accounting change                              -                          -                       114
                                                        ----------------           ----------------          ----------------
  Net income available to fully
    diluted common shares                                $           849           $            178                       435
                                                        ================           ================          ================

  Fully diluted income per common share
    before cumulative effect of accounting change        $         11.01           $           2.21*                     4.01
  Cumulative effect of accounting change                               -                          -                      1.42
                                                        ----------------           ----------------          ----------------
  Fully diluted income per common share                  $         11.01           $           2.21*                     5.43
                                                        ================           ================          ================


  *Antidilutive